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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 on October 16, 1997, File No. 333-38011, the Company's previously filed Registration Statement on Form S-4 on April 2, 1999, File No. 333-75595 and the Company's previously filed Registration Statements on Form S-8 on August 23, 2000, File No. 333-44356, File No. 333-44354, and File No. 333-44352.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 27, 2001